U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 1, 2004

                           CTI INDUSTRIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

Illinois                  0-23115                            36-2848943
(State or Other           (Commission File Number)           (IRS Employer
Jurisdiction                                                 Identification No.)
Incorporation)

     22160 North Pepper Road, Barrington, IL                        60010
     (Address of Principal Executive Offices)                       (Zip Code)

                                 (847) 382-1000
              (Registrant's Telephone Number, including Area Code)

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Item No. 5 - Other Events

      On July 7, 2004, CTI Industries Corporation issued a press release announcing that on July 1, 2004, it had entered into a Standby Equity Distribution Agreement ("SEDA") with US-based investment fund Cornell Capital Partners LP ("Cornell") of $5 million.

      Under the SEDA, Cornell has committed to provide up to $5 million of funding to the Registrant over a 24 month period, to be drawn down at the Registrant's discretion by the purchase of the Registrant's common stock. The purchase price of the shares purchased under the SEDA with respect to any advance will be equal to 100% of the volume weighted average price of the Registrant's common stock on the NASDAQ SmallCap Stock Market for the five days immediately following the notice date for the advance, subject to payment to Cornell of a commitment fee of 5% of the amount of each advance. The Registrant may request up to $100,000 in any seven-day period (and up to $400,000 in any 30 day period) in exchange for issuing to Cornell shares of its common stock. The facility may be used in whole or in part entirely at the Registrant's discretion, subject to an effective registration. The Registrant intends the SEDA to accomplish a twofold goal of increasing both the Registrant's access to cash for general and special corporate purposes, and shareholder liquidity.

      In connection with the SEDA, the Registrant has committed to registering approximately 1,540,000 shares of its common stock. The shares to be registered include 1,500,000 shares of common stock to be issuable to Cornell from time to time under the SEDA, as well as shares to be issued to Cornell for its commitment and to the placement agent for its services.

      The matters discussed in this 8-K may include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include but are not limited to the governmental, economic, technological and competitive risks detailed in the Registrant's reports on Forms 10-K/A Amendment No. 1 and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Registrant's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.


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Item No. 7 - Exhibit

      (c) The following exhibit is attached hereto:

      Exhibit No.             Exhibit
      -----------             -------

      99 Press Release dated July 7, 2004, captioned: "CTI Industries Reports Entering $5 Million Standby Equity Distribution Agreement with Cornell Capital Partners, L.P."


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CTI Industries Corporation
                                            (Registrant)


Date: July 7, 2004                      By: /s/ Howard W. Schwan
                                            ---------------------------------
                                            Howard W. Schwan, President


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